UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 22, 2005
                Date of Report (Date of earliest event reported)

                          ABRAXAS PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)

   Nevada                              0-19118                 74-2584033
(State or other jurisdiction of      (Commission             (IRS Employer
 incorporation)                      File Number)            Identification No.)

                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788

    (Address of principal executive offices and Registrant's telephone number
                             , including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







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                                                                   1

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         (b) On August 22, 2005, Abraxas Petroleum Corporation announced in a press release that, James C. Phelps informed Abraxas that he will resign from Abraxas' Board of Directors effective August 22, 2005 for family health related reasons. Abraxas also announced in the same press release the appointment of Paul A. Powell, Jr. to its Board of Directors. Mr. Powell will replace Mr. Phelps, serving the remainder of Mr. Phelps' term, which expires in 2006. Abraxas anticipates that Mr. Powell will serve on its Board of Directors' Compensation Committee. A copy of the press release related to this announcement is attached hereto as Exhibit 99.1.

         (d)      See Item 5.02(b) above.

Item 9.01 Final Statements and Exhibits

         (a) Not applicable.

         (b) Not applicable.

         (c) Exhibits

                  99.1 Press Release dated August 22, 2005 entitled "Abraxas Announces the Appointment of Paul A. Powell, Jr. to its Board of Directors"



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Abraxas Petroleum Corporation


                                 By: /s/ Chris E. Williford
                                    -----------------------------------------
                                   Chris E. Williford, Executive Vice President, Chief Financial Officer and Treasurer

Dated:  August 22, 2005


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Exhibit No.                 Description

99.1 Press Release dated August 22, 2005 entitled "Abraxas Announces the Appointment of Paul A. Powell, Jr. to its Board of Directors"